UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

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SUNTRUST PREFERRED CAPITAL I

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SUNTRUST BANKS, INC.

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Investors	Media
Steve Shriner	Barry Koling
(404) 827-6714	(404) 230-5268

For Immediate Release

June 1, 2009

SunTrust Accelerates Capital Plan Implementation; Executing on “Clear Path” to Meet SCAP Target

Company Announces Simultaneous $1.4 Billion Common Stock Offering and Cash Tender for $1Billion of Existing Preferred and Hybrid Securities

Atlanta — SunTrust Banks, Inc. (NYSE: STI) announced today that it has commenced a public offering of $1.4 billion of its common shares (the “Equity Offering”), as well as an offer to purchase up to $1billion liquidation preference or amount of certain of its currently outstanding preferred and hybrid securities (the “Tender Offer”) for cash using proceeds from the Equity Offering. Proceeds from the Equity Offering and after-tax gains from the Tender Offer will qualify as Tier1 common capital.

The Equity Offering and Tender Offer represent an acceleration of the Company’s previously announced capital plan framework to increase the common equity component of SunTrust’s Tier 1 capital by $2.2 billion as indicated by the Federal Reserve’s Supervisory Capital Assessment Program (“SCAP”). Upon completion of the Equity Offering, Tender Offer and previously announced internal actions, the Company expects to have fully satisfied its obligation under the SCAP. The components of the Company’s capital plan include:

•	the completion of approximately $260 million of the Company’s previously announced $1.25 billion “at the market” common stock offering,

•	the sale of selected securities that the Company expects may generate approximately $300 million of Tier 1 common equity,

•	the Equity Offering, which is expected to raise approximately $1.4 billion, and

•	the Tender Offer, which is expected to generate approximately $250 million of additional Tier 1 common equity upon completion.

“Today’s announcement underscores that we are on a clear path to achieve our previously announced capital objectives as we intensify our focus on the future,” said James M. Wells III, SunTrust Chairman and Chief Executive Officer. In addition, Mr. Wells noted that completion of the Company’s capital-related initiatives will enhance SunTrust’s ability to repay, upon regulatory approval and at the appropriate time, Preferred Stock obtained through participation in the U.S. Treasury’s Capital Purchase Plan.

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The Equity Offering

The shares will be offered pursuant to a supplement to a prospectus to be filed as part of an existing shelf registration statement with the Securities and Exchange Commission (“SEC”) on Form S-3. SunTrust intends to grant the underwriters a 30 day option to purchase up to an additional 15 percent of the shares offered. Morgan Stanley, Sandler O’Neill + Partners, L.P., SunTrust Robinson Humphrey, Inc. and Goldman, Sachs & Co. will serve as joint bookrunning managers for the offering.

The Company has suspended the previously announced sale of up to $1.25 billion of common stock through an “at the market” equity offering and expects to terminate it upon the successful completion of the Equity Offering.

The Tender Offer

The securities eligible to participate in the tender include SunTrust’s Depositary Shares each representing a 1/4,000th interest in a share of Series A Perpetual Preferred Stock, SunTrust Preferred Capital I 5.853% Normal PPS, SunTrust Capital VIII 6.10% Trust Preferred, SunTrust Capital I Floating Rate Trust Preferred, Series A, and SunTrust Capital III Floating Rate Trust Preferred Securities, Series A. For each Depositary Share ($25 per share liquidation preference) or $1,000 liquidation amount of the other eligible securities accepted in the tender, SunTrust will pay the applicable Cash Tender Price set forth in the table below. SunTrust will retire a maximum of $1 billion in aggregate liquidation preference or amount of securities under the Tender Offer. If more than $1 billion aggregate liquidation preference or amount of securities are tendered, then SunTrust will accept for payment a portion of the securities which are tendered, based on the Acceptance Priority Levels set forth below and on applicable proration procedures.

Tendered Security	CUSIP Number	Acceptance Priority Level	Aggregate Liquidation Preference or Amount Outstanding ($millions)	Cash Tender Price (per Depositary Share or $1,000 Liquidation Amount of other securities1)
Depositary Shares ($25 per share liquidation preference), each representing a 1/4,000th interest in a share of Series A Perpetual Preferred Stock	867914509	1	$500	$17.50
SunTrust Preferred Capital I 5.853% Normal PPS	86800XAA6	1	$500	$700
SunTrust Capital VIII 6.10% Trust Preferred Securities	86800YAA4	2	$1,000	$700
SunTrust Capital I Floating Rate Trust Preferred Securities, Series A	86787XAA3	3	$350	$650
SunTrust Capital III Floating Rate Trust Preferred Securities, Series A	86788LAA8	3	$250	$650

[1]	Liquidation Amount for the Series A is $25

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In connection with the Tender Offer, SunTrust is also soliciting from the holders of the Preferred Capital I Normal PPS consents to certain amendments to the related trust documents in order to allow the retirement of those securities tendered in the Tender Offer.

The consent solicitation will expire at 5:00 p.m. New York City time on June 17, 2009, and the Tender Offer will expire at 11:59 p.m. New York City time on June 26, 2009, in each case unless otherwise extended or terminated early. The Solicitation Agents for the consent solicitation are Goldman, Sachs & Co., Sandler O’Neill + Partners, L.P. and SunTrust Robinson Humphrey, Inc. The Dealer Managers for the Tender Offer are Goldman, Sachs & Co. (Sole Arranger and Lead Manager), Sandler O’Neill + Partners, L.P. and SunTrust Robinson Humphrey, Inc.

The Tender Offer will be made pursuant to an Offer to Purchase and related letter of transmittal, copies of which will be available without charge from the Information Agent for the Tender Offer, D.F. King & Co., who may be reached toll-free at (800) 735-3107, and banks and brokers can call collect at (212) 269-5550. The Offer to Purchase and other related documents will be filed with the SEC on Schedule TO and may be obtained without charge at the SEC’s internet site (http://www.sec.gov). SunTrust’s obligation to purchase the eligible securities in the Tender Offer is subject to a number of conditions that must be satisfied or waived by SunTrust, including, among others, that no change or changes have occurred or are threatened that, in SunTrust’s reasonable judgment, would materially and adversely affect SunTrust and its subsidiaries or the contemplated benefits of the Tender Offer to SunTrust. Further, SunTrust’s obligation to purchase SunTrust Preferred Capital I Normal PPS is conditioned upon SunTrust having received, pursuant to the consent solicitation which it is undertaking, the affirmative consent of the holders of a majority in liquidation amount of the outstanding SunTrust Preferred Capital I Normal PPS to certain amendments to the related trust documents that will allow SunTrust to retire the SunTrust Preferred Capital I Normal PPS tendered in the Tender Offer. SunTrust’s obligation to purchase eligible securities in the Tender Offer is not subject to any minimum tender condition. Holders of the eligible securities are urged to read the Offer to Purchase and related letter of transmittal which include important information about the tender offer.

SunTrust has filed a registration statement with the SEC in connection with the Equity Offering described in this communication. Before you invest in the Equity Offering, you should read the registration statement and other documents SunTrust has filed with the SEC for more complete information about SunTrust and this transaction. You may obtain these documents without charge on the SEC’s internet site (http://www.sec.gov). Alternatively, the prospectus and prospectus supplement may be obtained upon request by contacting SunTrust Investor Relations, at (404) 813-0053; Morgan Stanley at (866) 718-1649 or

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by e-mail at prospectus@morganstanley.com; Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Syndicate Department, telephone: (866) 805-4128; SunTrust Robinson Humphrey, Inc., at (404) 926-5463 or by e-mail at prospectus@rhco.com; or Goldman, Sachs & Co., Attention: Prospectus Department, 85 Broad Street, New York, NY 10004, telephone: (212) 902-1171 or (866) 471-2526, fax: (212) 902-9316, email: Prospectus-ny@ny.email.gs.com.

SunTrust also intends to file a proxy statement and form of letter of consent with the SEC for the consent solicitation described in this communication for SunTrust Capital I, the issuer of the SunTrust Preferred Capital I Normal PPS. Before holders of Normal PPS consent, they should read the consent solicitation statement and letter of consent in that proxy statement and other documents SunTrust and SunTrust Capital I file with the SEC for more complete information about the consent solicitation. You may obtain these documents without charge on the SEC’s internet site (http://www.sec.gov). Alternatively, SunTrust will arrange to send you the definitive consent solicitation materials and the tender offer statement if you request it by contacting the Dealer Manager and the Solicitation Agent or the Information Agent at the respective telephone numbers listed below.

Lead Dealer Manager and Solicitation Agent	Information Agent
Goldman, Sachs & Co.	D.F. King & Co., Inc.
Credit Liability Management Group	48 Wall Street, 22nd Floor
One New York Plaza, 48th Floor	New York, NY 10005
New York, NY 10004	(212) 269-5550
(877) 686-5059	(800) 735-3107
(212) 902-5183

SunTrust and its directors and executive officers, the administrative trustees of SunTrust Preferred Capital I and other persons may be deemed to be participants in the consent solicitation in respect of the proposed amendments to the amended and restated declaration of trust of SunTrust Preferred Capital I. Information regarding SunTrust’s directors and executive officers is available in its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on March 6, 2009. Other information regarding the participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed with the SEC by SunTrust for SunTrust Preferred Capital I for the consent solicitation when it becomes available.

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SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of March 31, 2009, SunTrust had total assets of $179.1 billion and total deposits of $119.0 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic States and a full array of technology-based, 24-hour delivery channels. The Company also serves customers in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and capital markets services.

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Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding our expectations with respect to the Equity Offering and Tender Offer, our expectations with respect to our capital plan, the components and size thereof, and our ability to implement our capital plan are forward-looking statements. Also, any statement that does not describe historical or current facts, including statements about beliefs and expectations, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements include the following: changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; our stock price can be volatile and current levels of market volatility are unprecedented, and these could impede our ability to increase our Tier 1 Common Equity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; regulation by federal and state agencies could adversely affect our business, revenue, and profit margins; recently declining values of residential real estate, increases in unemployment, and the related effects on local economics may increase our credit losses, which would negatively affect our financial results; deteriorating credit quality, particularly in real estate loans, has adversely impacted us and may continue to adversely impact us; and any reduction in our credit rating could increase the cost of our funding from the capital markets. Additional factors can be found at Item 1A of our annual report on Form 10-K, at Part II Item 1A of our quarterly reports on Form 10-Q, and in our current reports on Form 8-K, each filed with the SEC and available at the SEC’s internet site (http://www.sec.gov).

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